UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2010

MEDCO HEALTH SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-31312	22-3461740
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 27, 2010, the board of directors of Medco Health Solutions, Inc. (the “Registrant”) established performance goals under its Executive Annual Incentive Plan (the “Executive Incentive Plan”) for performance year 2010. Such performance goals call for the achievement of certain pre-established levels of earnings per share, 2011 annualized new-named sales, generic mail prescription volume and return on invested capital. The board established target bonuses so that a participant under the Executive Incentive Plan would be entitled to receive from 45 percent to 130 percent of salary as a target bonus, depending on management level, with a payout ranging from 50 percent to 250 percent of target bonus depending upon the attainment of total performance goals. The board has the discretion to reduce, but not increase, the amount of a participant’s bonus under the Executive Incentive Plan. Target bonuses expressed as a percentage of salary for the named executive officers are as follows:

Chief Executive Officer	130%
President and Chief Operating Officer	85%
Chief Financial Officer	80%
Group President, Employer Accounts	75%
President, New Markets	75%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: January 29, 2010	By: /s/ Thomas M. Moriarty
Thomas M. Moriarty
General Counsel, Secretary and Senior Vice President, Pharmaceutical Strategies and Solutions